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                                                                    EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, made and entered into as of September 30, 1998, by and between VOXCOM HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Seller") and KIM CROWTHER and BRIAN JENSEN (hereinafter together referred to as the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns all of the outstanding shares of Common Stock, par value $0.01 (hereinafter referred to as the "Shares") of THE HOME BUSINESS GROUP, INC., a Delaware corporation (hereinafter referred to as the "Company"); and

     WHEREAS, the Seller desires to sell the Shares to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                       I.

                          PURCHASE AND SALE OF SHARES

     SECTION 1.01 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, effective the date on which all transactions described herein are completed and closed (the "Closing Date") Seller shall sell to the Buyer, and the Buyer shall purchase from Seller the Shares. Seller shall transfer all of its right, title, and interest in and to the Shares being conveyed by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     SECTION 1.02 Purchase Price. (a) The purchase price of the Shares (hereinafter referred to as the "Purchase Price") shall be the return by Buyer and cancellation of 200,000 shares of the Common Stock of Seller.

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

PART A. The Seller hereby represents and warrants to, and agrees with, the Buyer as follows:

     SECTION 2.01   Organization, Qualifications, etc.

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          (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full corporate power and authority to own and hold its properties and to conduct its business as currently conducted.

          (b) The copies of the Company's articles of incorporation and bylaws which have been delivered to Buyer are complete and correct, contain all amendments thereto, and are in full force and effect as of the date hereof.

          (c) The Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participation or interest in any partnership, limited liability company, joint venture, or other non-corporate business enterprise.

     SECTION 2.02 Capital Stock. The authorized capital stock of the Company consists solely of 100,000 shares of Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable. No subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company from the Company is authorized or outstanding. There is not any commitment of the Company to issue any shares, warrants, options, or other such rights or to distribute to holders of its capital stock any evidence of indebtedness or assets. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     SECTION 2.03 Brokers. Seller has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Buyer or the Company in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 2.04 Ownership of Shares. Seller is the sole record and beneficial owner of all of the Shares and has good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares. Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

     SECTION 2.05 Authorization, etc. Seller has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Seller.

     SECTION 2.06 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of Seller is required for such Seller to execute and deliver this Agreement and perform his obligations hereunder.

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                                      III.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to, and agrees with, the Sellers as follows:

     SECTION 3.01   Investment Representations

          (a) The Shares to be acquired by Buyer will be acquired by Buyer for investment for Buyer's own account, not as a nominee or agent for any person, and not with a view to the sale or distribution of all or any part thereof except in a transaction which is the subject of an effective registration statement under the Securities Act of 1933 ("Securities Act") and any applicable state securities laws or which is exempt from such registration requirements, and the Buyer has no present intention of selling, granting participation in, or otherwise distributing the Shares. Buyer does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, or grant participation to such person or entity, with respect to any of the Shares.

          (b) The Buyer understands that the Shares have not been registered under the Securities Act 1933 in reliance upon applicable exemptions from the registration requirements of the Securities Act of 1933 and is similarly exempt under state securities laws, and that the Seller's reliance on such exemptions is predicated on the Buyer's representations set forth herein.

     SECTION 3.02 Brokers. Buyer has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against any Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.03 Authorization, etc. Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     SECTION 3.04 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

     SECTION 3.05 Liabilities. Buyer acknowledges that upon the purchase of the Shares, the Company will continue to be liable for all of its obligations, whether fixed, accrued or contingent, whether existing or arising in the future, and that Seller will have no further liability for any such obligation of the Company.

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                                      IV.

                                INDEMNIFICATION

     SECTION 4.01 Buyer's Claims. The Seller shall indemnify and hold harmless Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, and affiliates against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of any breach of any of the representations or warranties made in this Agreement by the Sellers (hereinafter referred to as a "Claim" or "Claims"). Buyer and the Company will indemnify Seller pursuant to the provisions of their Bylaws and applicable law. Such indemnification obligation shall survive the Closing.

     SECTION 4.02 Sellers' Claim. Buyer shall indemnify and hold harmless each Seller and his assigns, agents, and affiliates against any and all damages, claims, losses, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Sellers, which may arise out of any breach of any of the representations or warranties made in this Agreement by Buyer, and for any liabilities or obligations of the Company now existing or arising hereafter.

                                      V.

                               OTHER AGREEMENTS

     SECTION 5.01 Operations. From the date hereof until the Closing, Seller and the Company shall take no action involving the Company without the knowledge and consent of Buyer.

     SECTION 5.02 Future Assistance. Each party hereto shall assist the others in fulfilling the intent and purposes of this Agreement and shall take all such further action as shall be reasonably necessary to effectively convey the business of the Company to Buyer and allow for the timely reporting of the transaction to all governmental and taxing authorities.

                                      VI.

                                 MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Seller shall not charge any such expenses to the Company.

     SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto.

     SECTION 6.03 Certain Rules of Interpretation. Any information disclosed in any schedule attached hereto or any certificate furnished in connection herewith shall be deemed disclosed wherever otherwise required, and for all purposes, under this Agreement, whether or not specific

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reference was made thereto. Inclusion of any information in a schedule or exhibit shall not be deemed an admission as to the materiality of such information or otherwise alter or affect the provisions of the representation or warranty to which the schedule or exhibit relates.

     SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05 Notices. All notices, requests, consents, or other communications hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid, in either case addressed as follows:

     (a)  if to the Buyer

               c/o Kim Crowther and Brian Jensen
               1240 E 100 S, Suite 11 & 12
               St George, Utah 84790

     (b)  if to the Seller

               Voxcom Holdings, Inc.
               8115 Preston Road
               Suite 800 - East
               Dallas, Texas 75225
               Attention: Don McLellan

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such communication shall be deemed given when actually delivered to the address indicated.

     SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

     SECTION 6.07 Entire Agreement. This Agreement, along with the Schedules and Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 6.08 Counterparts. This Agreement, including all agreements executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09   Time.  Time is of the essence of this Agreement.

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     IN WITNESS WHEREOF, each of the Sellers and the Buyer has executed this
Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

                              SELLER:

                              VOXCOM HOLDINGS, INC.


                              By:   /s/ Donald G. McLellan
                                    -----------------------------------
                                    Donald G. McLellan, President


                              BUYER:


                              /s/ Kim Crowther
                              -----------------------------------------
                              Kim Crowther



                              /s/ Brian Jensen
                              -----------------------------------------
                              Brian Jensen

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